Exhibit 10.6
EXECUTION VERSION

AGREEMENT AND CONSENT
This AGREEMENT AND CONSENT (this “Agreement”) is effective as of November 7, 2018 by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of warrants to purchase such number of shares of common stock of the Company as is set forth on EXHIBIT A hereto (collectively, the “Warrant Holders”). Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in those certain Convertible Promissory Notes in an aggregate principal amount of $37,848,750, dated as of June 13, 2018, issued by the Company (the “Notes”) pursuant to that certain Securities Purchase Agreement dated March 26, 2018, as amended on June 13, 2018, by and among the Company and the purchasers identified on Schedule A thereto (as amended, the “Purchase Agreement”).
RECITALS
WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Warrant Holders, and the Warrant Holders purchased from the Company: (1) the Notes and (2) warrants to purchase an aggregate of 2,698,662 shares of common stock of the Company, par value $0.0001 per share (the “Warrants”);
WHEREAS, the Warrant Holders hold all of the Warrants;
WHEREAS, in consideration for certain of the Warrant Holders, in their capacity as holders of the Notes, entering into that certain Waiver and Consent, dated November 7, 2018, by and among the Company and the Warrant Holders (the “Waiver and Consent”), on behalf of all holders of the Notes, pursuant to which the Warrant Holders are providing the Company with certain waivers of their rights and certain covenants by the Company under the Purchase Agreement and the Notes with respect to the Term Loan Agreement, dated November 7, 2018 (the “Loan Agreement”), entered into among the Company, the several banks and other financial institutions or entities from time to time (collectively, the “Lenders”), and Oaktree Fund Administration, LLC, in its capacity as administrative agent and collateral agent for the Lenders, the Company has agreed to amend the Warrants as set forth in this Agreement; and
WHEREAS, Section 6(l) of each Warrants provides that no provision of such Warrant may be amended, waived or modified other than by an instrument in writing signed by the Company and the holder of such Warrant.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

1.
Amendment to Warrants. In consideration for the Warrant Holders entering into the Waiver and Consent, the Company hereby agrees that, the reference to “$8.77” in each of the Warrants is hereby amended and restated to read “$3.28”.

2.	Ratification. Except as modified by this Agreement and Consent, each of the Warrants shall remain in full force and effect in accordance with its terms.

3.
Governing Law. This Agreement and Consent shall be construed under the laws of the State of California, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction.

4.
Successors and Assigns. Except as otherwise provided herein, the rights and obligations of the Company and the Warrant Holders shall be binding upon and inure to their respective benefit and the benefit of their respective successors and assigns.

5.
Counterparts; “.pdf” copies. This Agreement and Consent may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a .pdf or other form of electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a .pdf or other form of electronic signature.

[Signature Page Follows]
EXHIBIT A
WARRANT HOLDERS

Name	Number of Warrant Shares
Asia Pacific MedTech (BVI) Limited	713,012
Famous Sino Limited	400,000
China In Shine Investment Limited	550,000
Himark Group (Holdings) Company Limited	500,000
Success Indicator Investments Limited	500,000
Pipeline Ventures, LLC	35,650
TOTAL	2,698,662

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
COMPANY:
SORRENTO THERAPEUTICS, INC.

By: /s/ Henry Ji, Ph.D.
Name:    Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
ASIA PACIFIC MEDTECH (BVI) LIMITED
By: /s/ Nana Gu

Name: Nana Gu

Title:    Director

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
FAMOUS SINO LIMITED
By: /s/ Guangze Wu

Name:    Guangze Wu

Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
CHINA IN SHINE INVESTMENT LIMITED
By:     /s/ Chit Fung

Name:    Chit Fung

Title:    Director

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
HIMARK GROUP (HOLDINGS) COMPANY LIMITED
By: /s/ Na O

Name:    Nao O

Title:    Director
WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
SUCCESS INDICATOR INVESTMENTS LIMITED
By: /s/ Kang Li

Name:    Kang Li

Title:    Director

WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND CONSENT as of the date first above written.
WARRANT HOLDER:
PIPELINE VENTURES, LLC
By: /s/ Patrick Lin

Name:    Patrick Lin

Title:    Partner